EXHIBIT 11


                           ROSS STORES, INC.
               ________________________________________

           STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
           (Amounts in thousands, except per share amounts)



                                           Three Months Ended
                                    July 29, 1995      July 30, 1994

                                               Fully              Fully
                                  Primary    Diluted  Primary   Diluted

Net earnings                      $10,336    $10,336   $8,847    $8,847
                                  =======    =======  =======   =======
Weighted average shares
outstanding:
Common shares                      24,566     24,566   24,547    24,547

Common equivalent shares:
Stock options                         120        160      215       230
                                      ___        ___      ___       ___
Weighted average common and
common
equivalent shares outstanding      24,686     24,726   24,762    24,777
                                  =======    =======  =======   =======
Earnings per common and common
equivalent share                     $.42       $.42     $.36      $.36
                                     ====       ====     ====      ====



                                              Six Months Ended
                                   July 29, 1995          July 30, 1994

                                              Fully                    Fully
                                  Primary   Diluted   Primary        Diluted

Net earnings                     $ 14,203  $ 14,203  $ 13,255        $ 13,255
                                  =======   =======   =======         =======
Weighted average shares
outstanding:
Common shares                      24,550    24,550    24,643          24,643

Common equivalent shares:
Stock options                         120       159       236             270
                                      ___       ___       ___             ___
Weighted average common and
common
equivalent shares outstanding      24,670    24,709    24,879          24,913
                                  =======   =======   =======         =======
Earnings per common and common
equivalent share                    $ .58     $ .57     $ .53           $ .53